EXHIBIT 10.7


April 14, 2000


Gregory T. George, President
Wasatch Education Systems Corporation
c/o Technology Funding, Inc.
2000 Alameda de las Pulgas
San Mateo, CA 94403

     Re:  Amendment to Asset Purchase and Software License Agreement
          ----------------------------------------------------------

Dear Greg:

     Reference is made to our recent discussions relating to the amendment to the Asset Purchase and Software License Agreement (the "License Agreement") by and between Wasatch Education System Corporation ("WESC") and Wasatch Interactive Learning Corporation ("WILC") dated as of February 7, 1997 and other ancillary documents entered into between the parties (together, the "Agreements"). Based upon our discussions and other conditions set forth herein, we hereby confirm our agreement to amend certain sections of the Agreements immediately upon the execution of this Letter Agreement with all other changes to be embodied in a formal amendment to the License Agreement.

1. Effective as of March 1, 2000 and upon execution of this Letter Agreement, all royalty obligations of WILC set forth in Section 3. "Royalty Payments to Licensor" of the Education Market License ("EML") shall be discharged. In substitution thereof, WILC agrees to pay WESC and WESC hereby agrees to accept a royalty equal to two and one-half (2.5%) percent of Net Revenues (as defined in the EML) derived from Licensed Programs (as defined), and from Licensee Derivative Works. The 2.5% royalty shall be earned and accrued beginning immediately, and paid on a quarterly basis hereafter commencing with the quarter ending December 31, 2000.

2. Upon the execution of a formal amendment to the License Agreement (the "Amendment"), WILC's license to the Licensed Programs shall be fully paid up and perpetually exclusive in all markets.

3. Upon the execution of the Amendment, all royalties previously paid by WILC to WESC under the EML and for which WILC had a credit against future obligations of WILC shall be forgiven by WILC.

4. Except as provided hereinabove, the License Agreement, the EML and any ancillary documents remain unchanged and in full force and effect. In particular, WILC shall continue to own all Licensee Derivative Work and changes made to Licensed Programs and no royalties are owed for any products independently developed and owned by WILC without use of or reference to Licensed Programs.

Gregory T. George
April 14, 2000
Page 2


5. We continue to explore and negotiate the mechanism for eliminating royalty payments completely or otherwise.

6. The parties will use their best efforts to execute the Amendment as soon as possible. Therefore, following the execution of this Letter Agreement the parties shall advise their respective attorneys, accountants and other advisors that they want to expeditiously take all steps necessary to effect the Amendment.

7. It is expected that the Amendment shall contain all customary covenants, conditions, representations and warranties reciprocal to both parties and such other matters as the parties may agree upon.

8. It is understood that (a) this letter is intended to be, and shall be construed only as, a non-binding Letter Agreement summarizing the discussions between WESC and WILC to the date hereof, and (b) no liability or obligation of any nature whatsoever is intended to be created between the parties, except as set forth in Section 1 above, and the respective rights and obligations of the parties hereto remain to be defined in the definitive Amendment, into which this Letter Agreement and all prior discussions shall merge upon the execution thereof

     If the foregoing conforms to your understanding, and meets with your approval, please sign, date and return to us the enclosed copy of this letter, whereupon this letter shall constitute a Letter of Agreement between the parties in accordance with the terms and provisions set forth above.


                                                  Very truly yours,

                                                  WASATCH INTERACTIVE LEARNING
                                                  CORPORATION


                                                  By: /s/ Barbara Morris
                                                      --------------------------
                                                      Barbara Morris, President

ACCEPTED AND AGREED TO:

WASATCH EDUCATION SYSTEMS
CORPORATION


By: /s/ Gregory T. George
    ----------------------------
    Gregory T. George, President